EXHIBIT 99.4

CERTIFICATION

REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the annual report of Harvest Energy Trust (the "Trust") on Form 40-F for the year ended December 31, 2008 (the "Report") as filed with the Securities and Exchange Commission on the date hereof, I, Robert W. Fotheringham, Chief Financial Officer of the Trust, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: March 27, 2009

/s/ Robert W. Fotheringham
Robert W. Fotheringham
Chief Financial Officer